Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business
PACCAR of Canada Ltd.	Canada	PACCAR of Canada Ltd.
Canadian Kenworth Co.
Peterbilt of Canada
PACCAR Parts of Canada
PACCAR Leasing of Canada a
division of PACCAR of Canada Ltd.
PACCAR Australia Pty. Ltd.	Australia	PACCAR Australia Pty. Ltd.
Kenworth Trucks
DAF Trucks Australia
PACCAR Financial Pty. Ltd.	Australia	PACCAR Financial Pty. Ltd.
PACCAR Mexico, S.A. de C.V.	Mexico	PACCAR Mexico, S.A. de C.V.
KENFABRICA, S.A. de C.V.
Kenworth Mexicana S.A. de C.V.
PACCAR Parts Mexico S.A. de C.V.
PACCAR Capital Mexico S.A. de C.V.
PacLease Mexicana S.A. de C.V.
PACCAR Financial Mexico	Mexico	PACCAR Financial Mexico
DAF Trucks, N.V.(a)(b)	Netherlands	DAF Trucks, N.V.
DAF Trucks Vlaanderen N.V.(c)	Belgium	DAF Trucks Vlaanderen N.V.
DAF Trucks Ltd.(c)	United Kingdom	DAF Trucks Ltd.
DAF Trucks Deutschland GmbH(c)	Germany	DAF Trucks Deutschland GmbH
DAF Trucks France, S.A.R.L.(c)	France	DAF Trucks France, S.A.R.L.
DAF Vehiculos Industriales S.A.(c)	Spain	DAF Vehiculos Industriales S.A.
DAF Veicoli Industriali S.p.A.(c)	Italy	DAF Veicoli Industriali S.p.A.
PACCAR Parts U.K. Limited(d)	England and Wales	PACCAR Parts U.K. Limited
Leyland Trucks Limited(e)	England and Wales	Leyland Trucks Limited
PACCAR Engine Company	Mississippi	PACCAR Engine Company
PACCAR Financial Services Corp.	Washington	PACCAR Financial Services Corp.
PACCAR Financial Corp.(f)	Washington	PACCAR Financial Corp.
PACCAR Leasing Company
PacLease
PACCAR Financial Services Ltd.	Canada	PACCAR Financial Services Ltd.
PACCAR Financial Ltd.(g)	Canada	PACCAR Financial Ltd.
PACCAR Sales North America, Inc.	Delaware	PACCAR Sales North America, Inc.

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business

PACCAR Holding B.V.(h)	Netherlands	PACCAR Holding B.V.
PACCAR Financial Europe B.V.(b)	Netherlands	PACCAR Financial Europe B.V.
PACCAR Financial Holdings	Netherlands	PACCAR Financial Holdings
Europe B.V.(i)		Europe B.V.
PACCAR Financial Belux BVBA(j)	Belgium	PACCAR Financial Belux BVBA
PACCAR Financial	Germany	PACCAR Financial
Deutschland GmbH(j)		Deutschland GmbH
PACCAR Leasing GmbH(j)	Germany	PACCAR Leasing Europe
PACCAR Financial Espana S.r.l.(j)	Spain	PACCAR Financial Espana S.r.l.
PACCAR Financial France S.A.S.(j)	France	PACCAR Financial France S.A.S.
PACCAR Financial Italia Srl(j)	Italy	PACCAR Financial Italia Srl
PACCAR Financial Limited(j)	United Kingdom	PACCAR Financial Limited
PACCAR Financial Nederland B.V.(j)	Netherlands	PACCAR Financial Nederland B.V.
PACCAR Financial Services	Netherlands	PACCAR Financial Services
Europe B.V.(j)		Europe B.V.

(a)       The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.

(b)       A wholly owned subsidiary of PACCAR Holding B.V.

(c)       A wholly owned subsidiary of DAF Trucks, N.V.

(d)       A wholly owned subsidiary of PACCAR Trucks U.K. Ltd., which is a wholly owned subsidiary of PACCAR Holding B.V.

(e)       A wholly owned subsidiary of PACCAR Parts U.K. Limited

(f)        A wholly owned subsidiary of PACCAR Financial Services Corp.

(g)       A wholly owned subsidiary of PACCAR Financial Services Ltd.

(h)       A wholly owned subsidiary of PACCAR Sales North America, Inc.

(i)        A wholly owned subsidiary of PACCAR Financial Europe B.V.

(j)        A wholly owned subsidiary of PACCAR Financial Holdings Europe B.V.